FIRST AMENDMENT
                         TO THE JOINT VENTURE AGREEMENT
                           OF ZEUS NO. 1 INVESTMENTS,
                        A CALIFORNIA GENERAL PARTNERSHIP

            THIS FIRST AMENDMENT (this "Amendment") to the Joint Venture Agreement (the "Agreement") of the Zeus No. 1 Investments, a California General Partnership (the "Partnership"), is made by and between Gems & Minerals Corp., a Nevada corporation ("Gems") and assignee of Island Investment Corporation, a Nevada corporation ("Island"), and Franklin Consolidated Mining Co., Inc., a Delaware corporation ("Franklin").

            WHEREAS, Franklin and Island entered into the Agreement on February 26, 1993 pursuant to which the Partnership was formed; and

            WHEREAS, on or about May, 1993, Island assigned all of its right, title and interest in and to the Partnership to Gems; and

            WHEREAS, the Agreement has been subsequently amended from time to time in connection with various other agreements and arrangements between the parties, including, without limitation, the amendments set forth in the agreements set forth on Schedule A hereto; and

            WHEREAS, in an effort to further clarify such previous amendments, the purposes and management of the Partnership and the interests of the parties therein, each of Franklin and Gems desires to further amend the agreement as hereinafter set forth.

            NOW THEREFORE, the parties hereto hereby agree as follows:

            1. Definitions. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Agreement.

            2. Amendment to Section 1.19 of the Agreement. Section 1.19 of the Agreement is hereby amended by deleting such provision in its entirety and amending the same to read as follows:

            "1.19 "Management Committee" means the committee comprised of one person named by Gems and two persons named by Franklin. The Management Committee shall control the Partnership and its decision making processes."


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                  3. Amendment to Section 1.26 of the Agreement. Section 1.26 of
the Agreement is hereby amended by deleting such provision in its entirety and amending the same to read as follows:

            "1.27 "Partners" means collectively Gems and Franklin, and reference to a "Partner" shall be to any one of them."

            4. Amendment to Section 2.4 of the Agreement. Section 2.4 of the Agreement is hereby amended by deleting such provision in its entirety and amending the same to read as follows:

            "2.4 Partnership Purpose. The general nature and purpose of the business to be conducted by the Partnership is the operation of mining and milling properties owned, leased or otherwise controlled by the Partners and/or the Partnership, as the case may be and all things necessary, related or incidental to such purposes, as may be determined from time to time by the Partners. The Partnership shall not engage in any other business unless the Partners unanimously agree to do so in writing."

            5. Amendment to Section 6.8 of the Agreement. Section 6.8 of the Agreement is hereby amended by deleting such Section in its entirety.

            6. Amendment to Section 8.1.1 of the Agreement. Section 8.1.1 of the Agreement is hereby amended by deleting such provision in its entirety and amending the same to read as follows:

            "8.1.1 Income and Losses shall be allocated as follows:

                  (a) First, to the Partners prorata until the cumulative Income allocated to each Partner pursuant to this Section 8.1.1(a) is equal to the Cumulative Losses allocated to the Partners pursuant to
            Section 8.1.2 for all prior periods.

                  (b) Thereafter, 82.5% to Gems and 17.5% to Franklin."

            7. Amendment to Section 8.1.2 of the Agreement. Section 8.1.2 of the Agreement is hereby amended by deleting such provision in its entirety and amending the same to read as follows:

            "8.1.2 Losses shall be allocated prorata to the allocations of the Cumulative Income as provided above and otherwise


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            in the Agreement."

            8. Amendment to Section 8.2.1 of the Agreement. Section 8.2.1 of the Agreement is hereby amended by deleting such provision in its entirety and amending the same to read as follows:

            "8.2.1 Cash Available For Distribution shall be distributed as follows:

                  (a) Advances made on behalf of Franklin which have not been previously paid to Gems, and any Remediation Expenses and other Acquired Facilities expenditures incurred by Gems or any other amounts specified in any agreement as constituting a priority payment (all collectively referred to as and deemed to be "Priority Payments").

                  (b) Thereafter, 85.2% to Gems and 17.5% to Franklin."

            9. Amendment to Section 9.2 of the Agreement. Section 9.2 of the Agreement is hereby amended by deleting such provision in its entirety and amending the same to read as follows:

            "9.2 Capital Contribution of Franklin. Franklin hereby assigns to the Partnership the right to use, on an exclusive basis, all mining and milling properties owned, leased or controlled by Franklin, including, without limitation, all mining properties, mining claims, all water rights, buildings, milling facilities, machinery and equipment (collectively "Rights") all as necessary and appropriate to profitable extract and mill all ores and minerals located on such properties."

                  (a) Franklin shall take all steps as necessary and appropriate to allow the Partnership to effectively utilize the Rights as contemplated herein; provided however, that in the event that Gems shall exercise its rights as set forth in this Section 9.2 regarding the transfer of the Rights, Franklin shall not be required to effectuate such transfer or otherwise take any action which would violate any rules or regulations to which its mining and milling properties are subject, including, without limitation, any and all rules and regulations pertaining to any and all permits issued to


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Franklin with respect to its mining and milling properties.

      (b) In the event that a termination of non-profitability is made as set forth in Section 11.3.7, then, subject to the restrictions set forth in Section 9.2(a),:

            (i) any and all assets contributed to or acquired by the Partnership by or with funds provided by Gems shall revert to Gems in the manner provided for herein;

            (ii) title to all new or replacement equipment or facilities acquired by Gems (collectively the "Acquired Facilities") shall be vested in the Partnership, whether or not such Acquired Facilities shall have been installed, affixed or in any other manner incorporated into existing equipment or facilities otherwise owned or leased by Franklin of the Partnership, until such time as a final winding up of the affairs of the Partnership shall have occurred at which time title to such Acquired Facilities shall revert to Gems;

            (iii) any and all assets of the Partnership not covered by (i) and
(ii) above shall otherwise be distributed to the Partners prorata to their respective interest herein at the time of such distribution;

            (iv) in the event the distribution in kind contemplated by Section 9.2(a) shall not be possible, then the parties shall reach agreement with respect to the value of such assets or make other appropriate adjustments in the distributions such that the prorata distribution may be accomplished. In the event of dispute with respect to such valuations, the parties shall thereupon submit the matter to mediation through a mediator mutually acceptable to the parties. In the event that the parties are unable to reach agreement as a result of the mediation, the mediator shall have the authority to specify the means by which the matter shall be submitted to binding arbitration, if the parties have not been able to reach an agreement with respect to such arbitration proceedings.

            (v) in the event that Gems shall demand that


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            Franklin transfer to the Partnership its ownership interests with respect to the Rights as specified in Section 9.2(a) and such Rights shall thereafter have been transferred to the Partnership, then any Acquired Facilities shall be irrevocably transferred to the Partnership and the provisions of Section 9.2(a) shall thereupon be amended to provide that the return or distribution of any such Rights or the Acquired Facilities shall be prorata to the respective Capital Accounts of the Partners as provided in Section 1.6. Such distributions shall be made without regard to reasons for or basis upon which the Partnership shall have been terminated. It is understood by the Partners that a material consideration to Gems with respect to the transfer of the Rights is determination whether such transfer would result in increased liability to either the Partnership or Gems with respect to CERCLA liabilities or any other liabilities arising out of any applicable law or regulation pertaining to environmental matters (collectively "CERCLA"). Thus, Gems shall e under no obligation at any time to make such demand for the transfer of the Rights, however, in the event that a demand shall be made by Gems, Franklin shall thereupon use this best efforts to expeditiously take all steps as necessary and appropriate to effectuate such transfer provided that such transfer shall be consummated on the terms and subject to the conditions of this
            Section 9.2."

            10. Effectiveness of Prior Amendments. The provisions of this Amendment hereby supersede all of the amendments to the Agreement set forth in the agreements listed on Schedule A hereto.

            11. Provisions Incorporation by Reference. The provision of Article XIV GENERAL PROVISIONS are incorporated herein by reference and made a part hereof.


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FIRST AMENDMENT TO THE ZEUS JOINT VENTURE AGREEMENT DATED FEBRUARY 26, 1993

      IN WITNESS WHEREOF, the undersigned have executed this Agreement this 15th day of August, 1996.


                                         FRANKLIN CONSOLIDATED MINING CO., INC.


                                         /s/ J. Terry Anderson
                                         --------------------------------
                                         Name: J. TERRY ANDERSON
                                         Title: Chairman and President

                                         GEMS & MINERALS CORP.


                                         /s/ [Illegible]
                                         --------------------------------
                                         Name:
                                         Title: President

                                  Schedule A

      1. Asset Exchange Agreements, dated as of May 14, 1993, by and between Island, Gems and Anthony DiMatteo, et. al.

      2. Agreement, dated as of August 31, 1993, by and among Franklin, Island and Gems.

      3. Exchange Agreement Letter Agreement, dated as of June 24, 1994, by and among Island, Gems, Franklin and the Partnership.

      4. Binding Exchange Letter Agreement, dated as of December 14, 1994, by and among Franklin, Island and Gems.

      5. Agreement, dated as of September 27, 1995, by and among, Franklin, Island, Gems and the Partnership.


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